EXHIBIT 7.1


                             JOINT FILING AGREEMENT


         On behalf of The ZCMI Trust and myself, as the Trustee of The ZCMI Trust, the signatories of the statement on Schedule 13D to which this Agreement is attached, I hereby agree that such statement is, and any amendments thereto will be, filed jointly on behalf of The ZCMI Trust and myself.


Dated: September 24, 1999



                                                        THE ZCMI TRUST


                                                        By: /s/ Warren P. King
                                                            --------------------
                                                            Name: Warren P. King
                                                            Title: Trustee



                                                        /s/ Warren P. King
                                                        ------------------------
                                                        Warren P. King